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                                                                    Exhibit 10.2


                      SELECT MEDICAL HOLDINGS CORPORATION
                           2005 EQUITY INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE I
                                    GENERAL

     1.1 Purpose. The purpose of the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (the "Plan") is to:

          (a) attract and retain qualified individuals to serve as non-employee members of the Board of Directors of the Company and its Subsidiaries;

          (b) motivate participating directors by means of appropriate incentives to achieve long-range goals;

          (c) provide incentive compensation opportunities which are competitive with those of other major corporations in the Company's peer group; and

          (d) further align participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2 Effective Date. The Plan shall be effective as of August 10, 2005. The Plan shall terminate on August 9, 2015; provided, that the provisions of Article III of the Plan shall survive such termination in accordance with the terms thereof.

     1.3 Definitions. The following definitions are applicable to the Plan.

          (a) "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          (b) "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person; provided, that, for purposes of the definition of Third Party contained in
     Section 3.2(a) of the Plan, no portfolio company of WCAS IX (or of any other investment partnership under common control with WCAS IX) shall be deemed to be an Affiliate of the Company or WCAS IX unless a majority of the outstanding voting securities of such portfolio company are owned by WCAS IX and/or such other investment partnership.

          (c) "Board" means the Board of Directors of the Company.
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          (d) "Business Day" means a day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

          (e) "Change of Control" has the meaning provided for such term in the Company's Amended and Restated Certificate of Incorporation.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means the compensation committee of the Board (or, if there is no such committee, the Board committee performing equivalent functions), which, from and after the date the Company registers any class of its equity securities pursuant to Section 12 of the 1934 Act, shall be comprised of at least two members of the Board who are (i) "non-employee directors" as defined under rules and regulations promulgated under Section 16(b) of the 1934 Act and (ii) "outside directors" as defined in Section 162(m) of the Code. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

          (h) "Company" means Select Medical Holdings Corporation, a Delaware corporation.

          (i) "Control" (including the terms "Controlling", "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (j) "Disabled" means the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee shall have sole discretion to determine whether a Participant is Disabled for purposes of the Plan.

          (k) "Fair Market Value" means, with respect to a share of Stock on any date herein specified, (i) if the shares of Stock are listed or admitted for trading on a national securities exchange, the reported closing sales price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Stock are listed or admitted for trading, or (ii) if the shares of Stock are not listed or admitted for trading on a national securities exchange, (A) the closing transaction price of the shares of Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in the case no such reported transaction takes place on such day, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such day the shares of Stock are not quoted


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     by any such organization, the fair market value per share of Stock on such day, as determined in good faith by the Committee. If the Fair Market Value of Stock is to be determined as of a day other than a trading day, the Fair Market Value of Stock for such day shall be determined as described above on the last trading day ending prior to the date as of which the determination is being made. If, in the discretion of the Committee, another means of determining Fair Market Value shall be necessary or advisable in order to comply with the requirements of Section 162(m) of the Code or any other applicable law, governmental regulation, or ruling of any governmental entity, then the Committee may provide for another means of such determination.

          (l) "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

          (m) "Option Share" means any share of Stock issued upon exercise of a Stock Option, regardless of whether the Holder of such share is the Participant in respect of which such Stock Option was originally issued under the Plan or a transferee thereof.

          (n) "Non-Qualified Stock Option" means a Stock Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (o) "Participant" means any non-employee member of the Company's Board or any Subsidiary who is selected by the Committee to participate in the Plan.

          (p) "Permitted Transferees" means a member of a Participant's immediate family, trusts for the benefit of the Participant or such immediate family members, a foundation in which such immediate family members (or the Participant) control the management of assets, and partnerships in which the Participant or such immediate family members are the only partners, in each case provided that no consideration is provided for the transfer. Immediate family members shall include a Participant's spouse and descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

          (q) "Person" means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

          (r) "Qualified IPO" has the meaning provided for such term in the Company's Amended and Restated Certificate of Incorporation.

          (s) "Select" means Select Medical Corporation, a Delaware corporation.

          (t) "Stock" means the Common Stock of the Company, par value $0.001 per share.

          (u) "Stock Option" means the right of a Participant to purchase Stock pursuant to a Non-Qualified Stock Option awarded pursuant to the provisions of the Plan.

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          (v) "Subsidiary" means, during any period, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

          (w) "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition (including by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting.

          (x) "WCAS IX" shall mean Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership.

     1.4 Administration. The Plan shall be administered by the Committee. If for any reason there is no Committee, the duties of the Committee shall be performed by the Board. Subject to the provisions of the Plan, the Committee shall have authority to select Participants to receive awards of Stock Options, to determine the time or times of receipt, to determine the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, modify or suspend outstanding awards; provided, that, except as expressly provided in the Plan, the Committee may not, without the Participant's consent, alter the terms of any award so as to affect adversely the Participant's rights under the award unless the Committee expressly reserved the right to do so at the time of the award. Notwithstanding the foregoing proviso, and subject to Section 3.4, the provisions of Article III of the Plan can be amended, modified, supplemented or otherwise altered without the consent of any Participant or Holder of Option Shares so long as all Participants and Holders of Option Shares are treated in the same manner by such alteration. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan; provided, that, if any such interpretation, rule, regulation, agreement, modification or other determination would adversely affect the rights of WCAS IX under Article III of the Plan, the Committee shall not take such action without the prior written consent of WCAS IX. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. From and after the date the Company registers any class of its equity securities pursuant to
Section 12 of the 1934 Act, with respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rule or statute under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law. The Committee shall hold its meetings at such times and places as it deems advisable. A majority of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.


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     1.5 Participation. Subject to the terms and conditions of the Plan, the
Committee shall determine and designate, from time to time, the non-employee Board members of the Company or any of its Subsidiaries who will participate in the Plan. In the discretion of the Committee, a Participant may be awarded Stock Options, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or any of its Subsidiaries.

     1.6 Shares Subject to the Plan. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued shares. Subject to adjustment pursuant to the provisions of Section 1.11, the number of shares of Stock that may be delivered in respect of awards granted under the Plan for the grant of Stock Options shall not initially exceed 250,000 shares in the aggregate. Upon the exercise of a Stock Option, including a Stock Option granted under this Section 1.6, the number of shares underlying that Stock Option shall be added to the total amount of shares with respect to which Stock Options may be granted under this Section 1.6. For the avoidance of doubt, if any award under the Plan or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the Plan, subject to the foregoing limits.

     1.7 Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of a Stock Option as the Committee determines to be desirable in order to comply with applicable laws and any applicable requirements of any securities exchange or similar entity.

     1.8 Withholding of Taxes. All awards and payments under the Plan are subject to withholding of all applicable taxes. The Committee, in its sole discretion, may permit withholding obligations to be satisfied through the surrender of shares of Stock that the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option pursuant to the Plan, the Company shall have the right to require such person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, and in the sole discretion of the Committee, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

     1.9 Transferability. Non-Qualified Stock Options are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, if provided by


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the Committee in the option agreement, to Permitted Transferees in compliance with such option agreement. Non-Qualified Stock Options may be exercised either by the Participant, his guardian or legal representative and as otherwise permitted under the laws of descent and distribution, or by a Permitted Transferee to whom any such Non-Qualified Stock Options are transferred in compliance with the terms of the option agreement therefor. Stock Options and shares of Stock issued upon exercise of Stock Options shall also be subject to the applicable provisions of Article III and any other restrictions on transfer contained in the option or award agreements relating thereto. Without limiting the generality of the foregoing, as a condition to the granting of any award of Stock Options to any Participant not already a party thereto, the Company may require the Participant to execute and deliver to the Company an instrument of joinder to the Stockholders Agreement dated as of February 24, 2005 among the Company and its stockholders, as amended.

     1.10 Status. The Plan does not constitute a contract for services, and selection as a Participant will not give any non-employee director the right to continue to provide services as a director to the Company or any Subsidiary. No award of Stock Options under the Plan shall confer upon the holder thereof any right as a stockholder of the Company until the issuance of shares of Stock to the holder thereof upon the exercise of such Stock Option. If the transfer of shares is restricted pursuant to Section 1.9, certificates representing such shares may bear a legend referring to such restrictions.

     1.11 Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number and class of shares of Company capital stock with respect to which awards may be made under the Plan, and the terms (including exercise price) and the number and class of shares subject to any outstanding Stock Options shall be equitably adjusted by the Committee.

     1.12 Change in Stock and Adjustments; Change of Control; Qualified IPO.

          (a) If, while unexercised Stock Options remain outstanding under the Plan, the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or the Company is liquidated or sells or otherwise disposes of substantially all its assets to another corporation, the Committee may provide for the assumption of some or all outstanding Stock Options, or for the grant of new awards in substitution therefor, by the acquirer or survivor or Affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Committee determines, but in no event on terms and conditions less favorable, in the aggregate, than those applicable to outstanding Stock Options immediately prior to such merger, consolidation, liquidation, sale or disposition, as determined by the Committee in its reasonable discretion. In the absence of such an assumption or if there is no substitution, (i) subject to the provisions of clause (ii) below, upon the effective date of such merger, consolidation, liquidation or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive, in lieu of each share of Stock for which such Stock Option is exercised, shares of such stock (or other securities or consideration) as the holder of one


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     share of Stock received pursuant to the terms of the merger, consolidation, liquidation or sale, and (ii) in the case of any such merger, consolidation, liquidation, sale or other transaction, all outstanding
     Stock Options may be canceled by the Committee as of a date not earlier than the effective date of any such merger, consolidation, liquidation, sale or other transaction in exchange for cash or other consideration described in clause (i) above, provided that (A) at least ten (10) days' notice of such cancellation shall be given to each holder of a Stock
     Option, and (B) following receipt of any such notice each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any vesting or other limitations on exercise set forth in or imposed pursuant to the Plan or the award documentation relating to the Stock Option) conditioned on the consummation of such merger, consolidation, liquidation or other transaction and may defer delivery of the purchase price of any shares of Stock to be purchased upon exercise of the Stock Option until not later than five (5) business days after receipt from the Committee of written notice of such consummation or occurrence.
     The Committee may also provide that, in connection with the consummation of any such merger, consolidation, liquidation, sale or other transaction, all Stock Options shall be canceled in exchange for cash based on the value of the consideration paid to the Company's stockholders in such transaction.
     In the event that the merger, consolidation, liquidation, sale or other transaction does not occur, then on notice from the Committee of such failure to occur any exercise of a Stock Option conditioned on such occurrence shall be null and void and all limitations on exercise of a Stock Option shall remain in effect as if the Committee had never sent any notice of cancellation.

          (b) The agreement provided for in Section 1.13 shall set forth the effect, if any, of a Change of Control or a Qualified IPO upon any Stock Options awarded under the Plan.

     1.13 Agreement With Company. At the time of any awards under the Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Notwithstanding anything to the contrary contained above, each such agreement relating to Stock Options shall contain the provisions set forth in Section 3.3 of this Plan. In the event of any inconsistency or conflict between the terms of the Plan and the agreement, the terms of the Plan shall govern.

     1.14 No Funds Established. It is not intended that awards under the Plan be set aside in a trust which would qualify as an employee's trust within the meaning of Sections 401 or 402 of the Code, or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

     1.15 Assignment. Except as contemplated by Section 1.9, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.



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     1.16 Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of the Plan.

     1.17 Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any Participant.

     1.18 Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     1.19 Amendment and Termination of Plan. Subject to Section 3.4 hereof, the Board may at any time and in any way amend the Plan or any outstanding award, and may at any time terminate the Plan as to any future grants or awards; provided, that except as otherwise expressly provided, the Board may not alter adversely or impair the Participant's rights under any Stock Options previously awarded under the Plan without the consent of the holder thereof. Notwithstanding the foregoing proviso, and subject to Section 1.12 and Section 3.4, the provisions of Article III of the Plan can be amended, modified, supplemented or otherwise altered without the consent of any Participant or Holder of Option Shares so long as all Participants and Holders of Option Shares are treated in the same manner by such alteration.

     1.20 Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Stock Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of a Stock Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Stock received in payment for shares upon exercise of a Stock Option shall become treasury stock.

     1.21 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under the Plan, and Options granted thereunder.

     1.22 Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Subsidiary, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board


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or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or the Delaware General Corporation Law.

                                   ARTICLE II
                           NON-QUALIFIED STOCK OPTIONS

     2.1 Definition. The award of any Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article II and the terms of the award documentation.

     2.2 Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each such Participant under any Non-Qualified Stock Option awarded.

     2.3 Exercise Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee in its sole discretion, but shall not be less than 100% of the Fair Market Value of a share of Stock at the time of the grant.

     2.4 Exercise.

          (a) Each Non-Qualified Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date. To the extent provided by the Committee, the full purchase price of each share of Stock provided upon exercise of a Non-Qualified Stock Option shall be paid in cash, by delivery of shares of Stock (valued at Fair Market Value as of the day of exercise) that have a Fair Market Value equal to the exercise price and that have been outstanding for at least six months (unless the Committee approves a shorter period), by any other means acceptable to the Committee, or in any combination thereof. If payment of the purchase price of shares of Stock is paid in cash, payments shall be made only with cash, cashier's check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of the purchase price. If payment of such purchase price is made by shares of Stock, the Participant shall deliver to the Company (i) certificates registered in the name of such Participant representing a number of shares of Stock legally and beneficially owned by such Participant, free of liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the purchase price of the shares of Stock with respect to which such Stock Options are to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, and (ii) if the purchase price of the shares of Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier's check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of such excess. From and after the date of an IPO, the Committee may permit a Participant to elect to pay the purchase price upon the exercise of a Stock Option by irrevocably authorizing a third party acceptable to


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     the Committee or its designee to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise.

          (b) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Non-Qualified Stock Option is to be exercised and the address to which the certificates representing shares of the Stock issuable upon the exercise of such Non-Qualified Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied by a form of payment as provided in Section 3.4(a). Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

          2.5 Option Expiration Date. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

          (a) the date established by the Committee at the time of the award;

          (b) unless the Committee provides otherwise at the time of grant, the date that is one year after the Participant's service with the Company and all Subsidiaries is terminated by reason of the Participant becoming Disabled or the Participant's death; or

          (c) unless the Committee provides otherwise at the time of grant, the date that is ninety (90) calendar days after the termination of the Participant's service with the Company and all Subsidiaries for any reason other than the Participant becoming Disabled or the Participant's death.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such Stock Option's Expiration Date.

                                  ARTICLE III
                      PROVISIONS FOR THE BENEFIT OF WCAS IX

     The provisions of this Article III shall apply to any holder (each a "Holder") of Option Shares who is not a party to the Stockholders Agreement, dated as of February 24, 2005, by and among the Company, WCAS IX, and each of the other individuals and entities from time to time named on Schedule I thereto.

     3.1 Restrictions on Transfer of Option Shares.

          (a) Notwithstanding anything to the contrary contained in this Plan or in any stock option agreement relating to any Stock Option, no Holder of Option Shares may Transfer all or any portion of the Option Shares held by such Holder without the prior written consent of WCAS IX other than (i) Transfers to Permitted Transferees that are made in accordance with Section 3.1(b) below and (ii) Transfers made in connection with


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     a Drag-Along Sale pursuant to Section 3.2 below. Any attempted Transfer of
     Option Shares in violation of the provisions of this Article III shall be null and void ab initio and of no effect, and the Company shall not record any such Transfer on its books. Each certificate representing Option Shares shall bear a legend substantially to the following effect with such additions thereto or changes therein as the Company (with the approval of WCAS IX) may be advised by counsel are required by law or necessary to give full effect to the provisions of this Article III (the "Legend"):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND CERTAIN PROVISIONS REQUIRING THE SALE OF SUCH SHARES BY THE HOLDER THEREOF UNDER CERTAIN CIRCUMSTANCES, IN EACH CASE UNDER ARTICLE III OF THE SELECT MEDICAL HOLDINGS CORPORATION 2005 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE III OF SUCH PLAN. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE III OF SUCH PLAN."

     After the termination of this Article III in accordance with its terms, and upon the written request of any Holder of Option Shares, the Legend placed on the certificate(s) evidencing such Option Shares will be removed by the Company by means of the delivery of substitute certificates without such Legend.

          (b) A Participant may, at any time, Transfer any or all of the Option Shares of such Participant to a Permitted Transferee thereof if such Permitted Transferee duly executes and delivers to the Company and WCAS IX an instrument (in a form reasonably acceptable to the Committee and WCAS
     IX) acknowledging that such Permitted Transferee is bound by the provisions of this Article III as a Holder of Option Shares hereunder (such Transfer to be effective only upon delivery of such instrument to the Company and WCAS IX); provided, that (A) if the Company so requests promptly following (and, in any event, within five (5) Business Days after) its receipt of such instrument, such Transfer shall not be effective unless and until the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act of 1933, as amended (the "1933 Act"), and any other applicable securities laws and (B) no Transfer under this
     Section 3.1(b) shall be permitted if such Transfer would require the Company to register a class of equity securities under Section 12 of the 1934 Act under circumstances where the Company does not then have securities of any class registered under Section 12 of the 1934 Act. Notwithstanding the foregoing, no Participant shall avoid the provisions of this Article III by making one or more Transfers to one or more Permitted Transferees


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
     and then disposing of all or any portion of such Participant's interest in any such Permitted Transferee(s).

          (c) The provisions of this Section 3.1 shall terminate and be of no further force or effect from and after the 180th day following the consummation of the initial underwritten sale by the Company of shares of Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-8 or Form S-4) filed under the 1933 Act (the "Initial Public Offering").

     3.2 Drag-Along Rights of WCAS IX.

          (a) Drag-Along Sale. If WCAS IX, the Company or Select receives an offer from a person who is not an Affiliate of the Company or WCAS IX (a "Third Party") to purchase or exchange (by merger, consolidation or otherwise) (x) at least a majority of the shares of Stock then outstanding or (y) all or substantially all of the assets of the Company and its subsidiaries taken as a whole, and WCAS IX wishes to accept such offer (or WCAS IX wishes that the Company or Select accept such offer), then each Holder of Option Shares (the "Drag-Along Stockholders") shall, if requested by WCAS IX, (A) waive any appraisal rights that it would otherwise have in respect of such transaction, and/or (B) Transfer to such Third Party, subject to the other provisions of this Plan, on the terms of the offer so accepted by WCAS IX, including time of payment, form and choice of consideration and adjustments to purchase price, the number of Option Shares equal to the number of Option Shares owned by the Holder multiplied by the percentage of the then outstanding shares of Stock to which the Third Party offer is applicable.

          (b) Exercise of Drag-Along Rights; Notices; Certain Conditions of Drag-Along Sales.

               (i) WCAS IX will give notice (the "Drag-Along Notice") to the Drag-Along Stockholders of any proposed Transfer giving rise to the rights of WCAS IX set forth in Section 3.2(a) (a "Drag-Along Sale") within five (5) Business Days after WCAS IX's acceptance of the offer referred to in Section 3.2(a) and, in any event, not less than ten
          (10) Business Days prior to the proposed closing date for such Drag-Along Sale. The Drag-Along Notice will set forth the number of shares of Stock proposed to be so Transferred, the name of the proposed transferee or acquiring Person, the proposed amount and form of consideration and the other terms and conditions of the offer.

               (ii) If any holders of Stock are given an option as to the form and amount of consideration to be received, all Holders of Option Shares shall be given the same option. Each Drag-Along Stockholder (x) shall agree to the same covenants as WCAS IX agrees to in connection with the Drag-Along Sale, (y) shall be obligated to join on a pro rata basis (based on the proceeds received by each such Drag-Along Stockholder in connection with the Drag-Along Sale) in any indemnification that WCAS IX agrees to provide in connection with the Drag-Along Sale (other than in connection with obligations that relate to a



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
          particular Holder such as representations and warranties concerning itself for which each Holder shall agree to be solely responsible) and
          (z) shall make such representations and warranties concerning itself and the Option Shares to be sold by it in connection with such Drag-Along Sale as WCAS IX makes with respect to itself and its Option Shares.

               (iii) Each Drag-Along Stockholder will be responsible for funding its proportionate share of any adjustment in purchase price or escrow arrangements in connection with the Drag-Along Sale and for its proportionate share of any withdrawals from any such escrow, including any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating to the Drag-Along Sale.

               (iv) Each Drag-Along Stockholder will be responsible for its proportionate share of the fees, commissions and other out-of-pocket expenses (collectively, "Costs") of the Drag-Along Sale to the extent not paid or reimbursed by the Company, the Third Party or another Person (other than WCAS IX); provided, that the liability for such Costs shall not exceed the total consideration received by such Drag-Along Stockholder for its Option Shares in respect of such Drag-Along Sale. WCAS IX shall be entitled to estimate each Drag-Along Stockholder's proportionate share of such Costs and to withhold such amounts from payments to be made to each Drag-Along Stockholder at the time of closing of the Drag-Along Sale; provided that (i) such estimate shall not preclude WCAS IX from recovering additional amounts from the Drag-Along Stockholders in respect of each Drag-Along Stockholder's proportionate share of such Costs and (ii) WCAS IX shall reimburse each Drag-Along Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Third Party or another Person (other than WCAS IX).

          (c) Closing of Drag-Along Sale.

               (i) At the closing of such Drag-Along Sale, each of the Drag-Along Stockholders shall deliver certificates evidencing the Option Shares then held by it and to be sold in connection with such sale, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Drag-Along Stockholder or by check.

               (ii) If the Drag-Along Sale is not consummated within 180 days from the date of the Drag-Along Notice, WCAS IX must deliver another Drag-Along Notice in order to exercise its rights under this Plan with respect to such Drag-Along Sale.

          (d) Custody Agreement and Power of Attorney. Upon receiving a Drag-Along Notice, each Drag-Along Stockholder will, if requested by WCAS IX, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to WCAS IX with respect to the Option Shares that are to be sold by such Drag-Along Stockholder pursuant hereto in respect of such Drag-Along Sale (a "Drag-Along Custody Agreement and Power of Attorney"). The Drag-Along Custody Agreement and Power of Attorney will provide, among other things, that each such Drag-Along Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Option Shares (each duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as its agent and attorney-in-fact with full power and authority to act under the Drag-Along Custody Agreement and Power of Attorney on its behalf with respect to (and subject to the terms and conditions of) the matters specified in this Plan.

          (e) The provisions of this Section 3.2 shall terminate and be of no further force or effect from and after the consummation of the Company's Initial Public Offering.

     3.3 Required Provisions of Stock Option Agreements. Each stock option agreement relating to Stock Options awarded under this Plan shall contain the following provisions (and shall not contain any provisions in conflict with the following provisions):

     "The Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if set out verbatim in this Agreement, including, without limitation, the provisions of Article III of the Plan which restrict transfers of shares of Stock issued upon exercise of the Stock Options without the prior written consent of Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS IX") and require the holder of such shares to sell such shares at the request of WCAS IX under certain circumstances. The Participant hereby further acknowledges and agrees that WCAS IX is an express third party beneficiary of the provisions of Article III of the Plan and this Agreement and is entitled to enforce such provisions against the Participant. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control."

     "This Agreement may be amended only by written agreement of the Participant and the Company (and WCAS IX, if such change would affect WCAS IX's rights or obligations under Article III of the Plan or this Agreement), and may be amended without the consent of any other person. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (and WCAS IX as third party beneficiary) and their respective successors, representatives, heirs, descendants, distributees and permitted assigns."

     3.4 WCAS IX Consent to Certain Amendments; WCAS IX As Third Party Beneficiary. Notwithstanding anything else to the contrary contained in this Plan, none of the provisions of Sections 1.4, 1.9, 1.13 and 1.19 hereof or this
Article III shall be amended, modified, terminated or supplemented without the prior written approval of WCAS IX, which is intended to be a beneficiary of such provisions entitled to enforce such provisions.




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